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                                                                   EXHIBIT 23.2



                           CONSENT OF MCCARTHY TETRAULT LLP


We hereby consent to the reference to us under the headings "Risk Factors - Risks Related to Conflicts of Interest and Limitations on Fiduciary Duties" in the Prospecuts forming part of this Amendment No. 2 to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Commission thereunder.

Yours truly,

MCCARTHY TETRAULT LLP

/s/ MCCARTHY TETRAULT LLP



Calgary, Alberta
August 20, 2002